SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 7, 2008, Green Plains Renewable Energy, Inc. (“Green Plains”) entered into an Agreement and Plan of Merger among it, a newly-formed wholly-owned subsidiary of Green Plains (“Merger Sub”), VBV LLC (“VBV”), and certain other parties for limited purposes (the “Merger”).

The Merger contemplates the following transactions, all of which would be subject to various shareholder and equity holder approvals, and customary lender and  regulatory consents: (i) Merger Sub would be merged with and into VBV (the “VBV Merger”), whereby the outstanding limited liability company interests in VBV would be converted into the right to receive 7,498,369 shares of Green Plains common stock (the “Merger Shares”) and VBV would become a wholly-owned subsidiary of Green Plains, (ii) simultaneously with the consummation of the VBV Merger, Indiana Bio-Energy, LLC (“IBE”), in which VBV holds a majority interest, would be merged with and into a second newly-formed and wholly-owned subsidiary of Green Plains (the “IBE Merger”), pursuant to the Agreement and Plan of Merger among Green Plains, IBE and the newly-formed subsidiary of Green Plains (the “IBE Merger Agreement”), whereby IBE holders other than VBV would receive 1,070,912 shares of Green Plains common stock and 240,095 options in exchange for their interests in IBE (the “IBE Merger Shares”), and (iii) simultaneously with the consummation of the foregoing, Ethanol Grain Processors, LLC (“EGP;” together with IBE, the “VBV Subs”)), in which VBV holds a majority interest, would be merged with and into a third newly-formed and wholly-owned subsidiary of Green Plains (the “EGP Merger”), pursuant to the Agreement and Plan of Merger among Green Plains, EGP and the newly-formed subsidiary of Green Plains (the “EGP Merger Agreement”), whereby EGP holders other than VBV would receive 2,302,191 shares of Green Plains common stock and 27,433 options in exchange for their interests in EGP (the “EGP Merger Shares;” together with the IBE Merger Shares, the “Subsidiary Merger Shares”). The VBV Merger, IBE Merger and EGP Merger are collectively referred to as the “Mergers.” In total, current equity holders of VBV, IBE and EGP will receive 11,139,000 options and shares, consisting of 10,871,472 shares and 267,528 options, as consideration for the Mergers. The Merger contains customary termination fees in the event the transactions are not consummated for specified reasons.

The Merger also contemplates the following transactions, all of which would be subject to various shareholder and equity holder approvals, as well as numerous regulatory consents. Bioverda International Holdings Limited and Bioverda US Holdings, LLC (the “Bioverda Holders”), two of the equity owners of VBV (along with and Wilon Holdings S.A., the “VBV Holders”), would, simultaneously with the Mergers, purchase an aggregate of 6,000,000 shares (the “Investment Shares”) of Green Plains common stock at a price of $10 per share, for a total investment of $60,000,000, under a separate Stock Purchase Agreement executed with Green Plains on May 7, 2008 (the “Stock Purchase”), resulting in the VBV Holders collectively owning 54.7% of Green Plains’ issued and outstanding stock based on shares outstanding as of May 7, 2008. Concurrently with the consummation of the Mergers, Green Plains, certain current Green Plains shareholders and the VBV Holders would enter into a Shareholders’ Agreement which would provide, among other things: (i) the VBV Holders and certain Green Plains shareholders with certain registration rights respecting their registerable shares, and (ii) that for so long as the VBV Holders collectively maintain ownership of 35% of Green Plains’ outstanding stock, the VBV Holders will be able, collectively, to nominate five of nine members of Green Plains’ Board of Directors.

Following closing, current Green Plains’ Chief Executive Officer Wayne B. Hoovestol will remain in his current role for a transition period not to exceed one year. Todd A. Becker, VBV’s current Chief Executive Officer, will be named Green Plains’ President and Chief Operating Officer. These appointments are subject to the discretion of the Green Plains’ Board of Directors. After Hoovestol’s departure, it is expected that Becker will be named Chief Executive Officer. Green Plains’ corporate headquarters will remain in Omaha, Nebraska.

Pursuant to the terms and conditions of the Merger, the combined company will be governed by a nine-member board of directors. Initially, Green Plains and the Bioverda Holders will each designate four individuals to the board. Wilon Holdings S.A. will designate one director. A condition to closing the Merger includes the requirement that Green Plains’ shareholders adopt amended  articles and bylaws, which, among other things, would require the approval of at least six of nine directors or 80% of Green Plains’ outstanding stock in order for Green Plains to engage in certain significant transactions following the Merger. Such approval requirement would cease once Green Plains issues 6,000,000 shares of common stock to non-affiliates in connection with any such significant transactions.

In connection with the Merger, certain VBV Holders and Green Plains shareholders have entered into lock-up and voting agreements under which they have agreed to approve the Mergers ..

All of the foregoing transactions are referred to collectively as the “Merger Transactions.” Green Plains’ organizational documents would need to be amended to accomplish certain of the Merger Transactions.

Green Plains intends to file a registration statement with the Securities and Exchange Commission (“SEC”), which will include a proxy statement/prospectus regarding the proposed Mergers.

A copy of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Stock Purchase Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the IBE Merger Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the EGP Merger Agreement is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties contained in the Merger Agreements and the Stock Purchase are made for, among other things, the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Merger Agreements and the Stock Purchase, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1

Agreement and Plan of Merger, dated May 7, 2008.

99.2

Stock Purchase Agreement, dated May 7, 2008.

99.3

IBE Merger Agreement, dated May 7, 2008.

99.4

EGP Merger Agreement, dated May 7, 2008.

* * * * *

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, with respect to each of Green Plains, VBV and the combined company following the Merger Transactions, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains’ goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains’ capitalization, and (iii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Green Plains’ and/or VBV’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Green Plains’ control).

The following factors, among others, could cause Green Plains’ financial performance to differ materially from that expressed in such forward-looking statements: (i) that the Merger Transactions may not ultimately close for any of a number of reasons, such as Green Plains not obtaining shareholder approval or the VBV subsidiaries not obtaining member approval; (ii) that Green Plains will forego business opportunities while the Merger Transactions are pending; (iii) that prior to the closing of the Merger Transactions, the businesses of Green Plains and VBV may suffer due to uncertainty; (iv) that, in the event the Merger Transactions are completed, the combination of Green Plains and VBV may not result in a stronger company; (v) that the costs related to the Merger Transactions will exceed the forecasted benefits; (vi) the risk that the businesses of Green Plains and/or VBV in connection with the Merger Transactions will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that expected revenue synergies from the Merger Transactions may not be fully realized or realized within the expected time frame; (viii) the risk that revenues following the Merger Transactions may be lower than expected; (ix) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (x) the inability to obtain governmental approvals of the Merger Transactions on the proposed terms and schedule; (xi) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (xii) potential litigation; (xiii) technological changes; (xiv) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains’ merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (xv) unanticipated regulatory or judicial proceedings or rulings; (xvi) the impact of changes in accounting principles; (xvii) the impact on Green Plains’ and/or VBV’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xviii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xix) Green Plains’ success at managing the risks involved in the foregoing.

Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

The proposed Mergers will be submitted to Green Plains’ shareholders and VBV and VBV Sub members for their consideration. Green Plains will file a registration statement with the SEC, which will include a proxy statement/prospectus regarding the proposed Mergers. The VBV and VBV Sub members and Green Plains’ shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger Transactions filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Green Plains and VBV, at the SEC’s website (http://www.sec.gov) and at Green Plains’ website, www.gpreinc.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Green Plains, attention, Mr. Scott Poor, (402) 884-8700.  Neither this communication nor the prospectus/proxy statement, when available, will constitute an offer to issue Green Plains common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited—such an offer or issuance will only be made in accordance with the applicable law of such jurisdiction.

Green Plains and VBV, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Green Plains and from the VBV and VBV Subs’ members in connection with the proposed Merger Transactions.  Information about the directors and executive officers of Green Plains is set forth in the proxy statement for Green Plains’ 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2008.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger Transactions may be obtained by reading the proxy statement/prospectus regarding the proposed Mergers when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

5